BBX Capital Corporation Reports Financial Results

For the Second Quarter, 2012

FORT LAUDERDALE, Florida –  August 14, 2012 – BBX Capital Corporation (“BBX Capital” and/or the “Company”) (NYSE: BBX), formerly BankAtlantic Bancorp, today reported a net loss of ($12.3) million, or ($0.78)  per diluted share, for the quarter ended June 30, 2012, versus net income of $23.4 million, or $1.77 per diluted share, for the quarter ended June 30, 2011.

The Company reported a net loss from continuing operations of ($8.4) million, or ($0.53) per diluted share, for the quarter ended June 30, 2012, versus a net loss from continuing operations of ($17.7) million, or ($1.38) per diluted share, for the quarter ended June 30, 2011.

Included in net income for the quarter ended June 30, 2011 was a one-time net gain of $38.7 million related to the sale by BankAtlantic, the banking subsidiary previously owned by the Company, of its Tampa branches and deposits in June 2011.

BBX Capital’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “The second quarter of 2012 financial results reflect the final quarter of the Company’s ownership of BankAtlantic.  As previously announced, on July 31, 2012, the Company and BB&T Corporation completed the sale of BankAtlantic to BB&T.  As a result, BBX Capital anticipates recording a gain of approximately $307 million related to the sale transaction, subject to adjustment based on final post-closing reconciliation procedures in accordance with the terms of the agreement,1” concluded Mr. Levan.

BBX Capital also announced that Seth M. Wise was recently appointed to serve as Executive Vice President of BBX Capital, as well as President of BBX Capital Asset Management, LLC and a member of the Board of Florida Asset Resolution Group, LLC, the entities which hold the assets which remained consolidated in BBX Capital after the BankAtlantic and BB&T transaction.  Mr. Wise, age 42, also serves as Executive Vice President of BFC Financial Corporation and as a member of BFC’s Board of Directors.

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BBX Capital’s Second Quarter 2012 Supplemental Financials1 are available at www.BBXCapital.com.    To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials” or “Supplemental Financials” navigation links.    More complete information relating to BBX Capital and its financial results is available in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and is available to view on the SEC's website, www.sec.gov, or on BBX Capital’s website, www.BBXCapital.com  .

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About BBX Capital Corporation:

BBX Capital Corporation (NYSE: BBX) is an asset management, real estate investment and specialty finance company.  BBX Capital Corporation previously operated as a Savings and Loan Holding Company (“SLHC”) under the name BankAtlantic Bancorp, Inc.  On July 31, 2012, BankAtlantic Bancorp sold its wholly-owned financial institution, BankAtlantic, to BB&T, and as a result, has requested to be deregistered as a SLHC. Such deregistration remains pending with the Federal Reserve.

For further information please visit our website:

www.BBXCapital.com

BBX Capital Contact Info:

Leo Hinkley: 954- 940-5300

Sharon Lyn: 954-940-6383

Email:

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This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. These risks and uncertainties include, but are not limited to the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services,  including the impact of a continued or deepening recession, decreases in real estate values, and increased unemployment or sustained high unemployment rates on the ability of our borrowers to service their obligations and the value of collateral securing our loans; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact of the economy and real estate market values on our assets and the credit quality of our loans; the impact of and expenses associated with litigation including but not limited to litigation brought by the SEC; the value of the assets held by BBX Capital following the sale of BankAtlantic may not be monetized at the values currently ascribed to them; the scope and success of our future business plans may not be realized as anticipated, if at all;  and that BBX Capital’s shareholders may not realize the anticipated benefits of the BankAtlantic sale transaction.  We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management.  In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by BBX Capital with the Securities and Exchange Commission, including

BankAtlantic Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2011,  and BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. The Company cautions that the foregoing factors are not exclusive.

BBX CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL OPERATIONS - UNAUDITED

	June 30,	December 31,
(In thousands, except share data)	2012	2011
ASSETS
Cash and interest bearing deposits in other banks	$1,193,958	770,292
Securities available for sale, at fair value	26	46,435
Tax certificates, net of allowance of $3,519 and $7,488	5,293	46,488
Loans held for sale	47,029	55,601
Loans receivable, net of allowance for loan losses of
$7,153 and $129,887	355,794	2,448,203
Accrued interest receivable	1,862	18,432
Real estate owned	86,195	87,174
Investments in unconsolidated companies	10,345	10,106
Office properties and equipment, net	2,127	139,165
Other assets	645	8,221
Assets held for sale	2,126,282	-
Federal Home Loan Bank stock	-	18,308
Real estate held for sale	2,374	3,898
Goodwill	-	13,081
Prepaid FDIC deposit insurance assessment	-	12,715
Total assets	$3,831,930	3,678,119
LIABILITIES AND (DEFICIT) EQUITY
Liabilities:
Deposits
Interest bearing deposits	$-	2,433,226
Non-interest bearing deposits	-	846,857
Deposits held for sale	3,450,529	-
Total deposits	3,450,529	3,280,083
Subordinated debentures	-	22,000
Junior subordinated debentures	345,092	337,114
Other liabilities	21,718	55,848
Liabilities held for sale	58,347	-
Total liabilities	3,875,686	3,695,045
(Deficit) Equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized;
none issued and outstanding	-	-
Class A common stock, $.01 par value, authorized 25,000,000
shares; issued and outstanding 15,505,064 and 12,319,069 shares	155	154
Class B common stock, $.01 par value, authorized 1,800,000
shares; issued and outstanding 195,045 and 195,045 shares	2	2
Additional paid-in capital	330,263	329,995
Accumulated deficit	(353,207)	(326,692)
Accumulated other comprehensive loss	(20,969)	(20,385)
Total deficit	(43,756)	(16,926)
Total liabilities and deficit	$3,831,930	3,678,119

BBX CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except share and per share data)	For the Three Months	For the Six Months
	Ended June 30,	Ended June 30,
Interest income:	2012	2011	2012	2011
Interest and fees on loans	$7,287	11,166	15,622	22,968
Interest and dividends on taxable securities	-	1	-	37
Total interest income	7,287	11,167	15,622	23,005
Interest on subordinated debentures	4,126	3,854	8,293	7,638
Net interest income	3,161	7,313	7,329	15,367
(Recovery from) provision for loan losses	(627)	4,313	(1,392)	11,140
Net interest income after
provision for loan losses	3,788	3,000	8,721	4,227
Non-interest income:
Income from unconsolidated companies	119	432	239	813
Securities activities, net	-	(1,500)	-	(1,500)
Gain (loss) on sale of loans	-	10	3	(89)
Other	12	6	96	19
Total non-interest income	131	(1,052)	338	(757)
Non-interest expense:
Employee compensation and benefits	4,269	6,303	9,528	11,826
Occupancy and equipment	1,691	2,692	3,859	5,736
Advertising and promotion	130	145	283	258
Professional fees	3,239	658	9,436	2,786
Impairment, restructuring and exit activities	824	6,580	2,828	8,896
Other	2,126	3,276	4,656	5,874
Total non-interest expense	12,279	19,654	30,590	35,376
Loss from continuing operations
before income taxes	(8,360)	(17,706)	(21,531)	(31,906)
Provision for income taxes	-	-	-	-
Loss from continuing operations	(8,360)	(17,706)	(21,531)	(31,906)
(Loss) income from discontinued operations	(3,947)	41,107	(4,984)	32,420
Net (loss) income	(12,307)	23,401	(26,515)	514
Less: net income attributable to
non-controlling interest	-	(290)	-	(585)
Net (loss) income attributable to
BBX Capital Corporation	$(12,307)	23,111	(26,515)	(71)
Basic loss per share
Continuing operations	$(0.53)	(1.38)	(1.37)	(2.54)
Discontinued operations	(0.25)	3.15	(0.32)	2.53
Basic loss per share	$(0.78)	1.77	(1.69)	(0.01)
Diluted loss per share
Continuing operations	$(0.53)	(1.38)	(1.37)	(2.54)
Discontinued operations	(0.25)	3.15	(0.32)	2.53
Diluted loss per share	$(0.78)	1.77	(1.69)	(0.01)
Basic weighted average number
of common shares outstanding	15,700,108	13,059,344	15,679,683	12,803,498
Diluted weighted average number
of common and common
equivalent shares outstanding	15,700,108	13,059,344	15,679,683	12,803,498